Exhibit 99.1

n e w s    r e l e a s e
QLT ANNOUNCES Q2 RESULTS FOR 2006 AND PROVIDES FURTHER GUIDANCE

For Immediate Release	July 27, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the second quarter ended June 30, 2006. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
2006 Q2 Results
Sales
Visudyne® worldwide sales for the second quarter were $95.3 million, a decrease of 26.1% over the second quarter of 2005. Visudyne sales in the U.S. for the quarter were $18.9 million, down 62.4% over the same period last year. Visudyne sales in the rest of the world were $76.5 million, a decrease of 3.1% over the same period last year.
Eligard® worldwide sales for the second quarter were $32.8 million, up 35.9% from the second quarter of 2005. Eligard sales in the U.S. for the quarter were $17.9 million, up 15.1% over the same period last year. Eligard sales in the rest of the world were $15.0 million, an increase of 73.4% over last year.
Diluted Earnings Per Share (EPS)
EPS was $0.08 in the second quarter, compared to $0.17 a year ago. The decline was primarily due to the reduction in Visudyne sales and higher legal expenses in connection with QLT USA’s ongoing patent litigation in the U.S.
Non-GAAP EPS, which excludes stock option expense, restructuring charges/gains and other income was $0.08. Exhibit 1 provides the detailed reconciliation between GAAP and non-GAAP EPS.
QLT Revenues
The Company’s revenues were $47.8 million in the second quarter, down 19.8% from revenues in the same period last year.
Revenue from Visudyne was $34.9 million in the second quarter, down 28.5% from the second quarter last year. QLT’s share of profit from Visudyne sales was 28.9% in the second quarter, down from 30.8% in the same period last year.

Research and Development (R&D) Expense
R&D expense in the second quarter was $15.8 million, down $1.6 million from R&D expense in the second quarter last year. R&D expense includes $1.9 million in up-front fees required in the ocular in-licensing deals entered into with Retinagenix and Advanced Ocular Systems during the quarter.
Selling, General and Administrative (SG&A) Expense
For the second quarter of 2006, SG&A expense was $9.8 million, up $5.6 million from prior year second quarter expense. SG&A expense includes $5.3 million in legal and related expenses associated with the ongoing TAP litigation.
Cash and Short-term Investments
The Company’s cash and short-term investments increased from $435 million to $450 million during the second quarter of 2006. In the second quarter, we repurchased 1.4 million shares of QLT stock at a total cost of $10.5 million under the Company’s normal course issuer bid. Cumulative share repurchases since May 2005 are 6.3 million shares at a total cost of $51.1 million.
Guidance for 2006
QLT is projecting an Eligard sales range of $100 million to $115 million. In addition, the Company has narrowed the annual sales guidance for Visudyne from its original projection of $370 million to $400 million to a new expected range of $370 million to $385 million.
The Company projects GAAP EPS for 2006 to range from $0.30 to $0.39 and its non-GAAP EPS (excluding stock option expense, restructuring charges/gains and other income) to range from $0.33 to $0.42.
Factoring in legal expenses, the Company expects 2006 SG&A expenses to range from $35 million to $40 million. Legal expenses associated with the ongoing litigation form a significant part of our projected SG&A costs for 2006.
About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. Together with our subsidiaries, we have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands of United States dollars, except per share information)	2006	2005 (1)	2006	2005 (1)

(Unaudited)
Revenues
Net product revenue	$41,414	$50,075	$88,219	$105,982
Net royalties	5,868	4,508	8,830	7,614
Contract research and development	270	4,856	671	7,413
Licensing and milestones	244	188	488	313

	47,796	59,627	98,208	121,322

Costs and expenses
Cost of sales	11,551	9,806	21,732	23,337
Research and development	15,767	17,348	30,140	31,339
Selling, general and administrative	9,756	4,135	17,574	9,424
Depreciation	1,593	1,683	3,105	3,098
Amortization of intangibles	—	1,568	—	3,095
Restructuring (recovery) charge	(246)	873	(194)	3,388

	38,421	35,413	72,357	73,681

Operating income	9,375	24,214	25,851	47,641

Investment and other income
Net foreign exchange (losses) gains	(2,105)	2,603	(3,467)	3,187
Interest income	5,218	2,999	9,835	5,548
Interest expense	(1,624)	(1,562)	(3,218)	(3,160)
Other gains	1,792	—	1,792	—

	3,281	4,040	4,942	5,575

Income from continuing operations before income taxes	12,656	28,254	30,793	53,216

Provision for income taxes	(4,416)	(10,094)	(9,899)	(18,161)

Income from continuing operations	8,240	18,160	20,894	35,055

Loss from discontinued operations, net of income taxes	(756)	(1,334)	(1,278)	(2,973)

Net income	$7,484	$16,826	$19,616	$32,082

Basic net income per common share
Continuing operations	$0.09	$0.20	$0.23	$0.38
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)

Net income	$0.08	$0.18	$0.22	$0.34

Diluted net income per common share
Continuing operations	$0.09	$0.19	$0.23	$0.37
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)

Net income	$0.08	$0.17	$0.22	$0.34

Weighted average number of common shares outstanding (in thousands)
Basic	88,752	92,975	89,686	93,150
Diluted	88,796	103,243	89,726	103,741

(1) Restated to conform with discontinued operations reporting.

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	June 30,	December 31,
(In thousands of United States dollars)	2006	2005(1)

(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$247,858	$345,799
Short-term investment securities	201,980	119,816
Restricted cash	1,675	—
Accounts receivable	44,891	43,986
Income taxes receivable	527	—
Inventories	39,699	46,239
Current portion of deferred income tax assets	1,822	2,480
Other	18,934	20,728

	557,386	579,048

Property, plant and equipment	57,124	57,042
Assets held for sale	26,736	25,381
Deferred income tax assets	13,448	7,593
Goodwill	103,958	103,958
Other long-term assets	2,888	3,472

	$761,540	$776,494

LIABILITIES
Current liabilities
Accounts payable	$12,556	$14,519
Accrued liabilities	13,686	17,901
Income taxes payable	—	17,253
Accrued restructuring charge	1,601	5,205
Current portion of deferred revenue	10,620	9,457

	38,463	64,335

Deferred income tax liabilities	10,330	9,800
Deferred revenue	3,417	3,748
Long-term debt	172,500	172,500

	224,710	250,383

SHAREHOLDERS’ EQUITY
Common shares	830,334	861,676
Additional paid in capital	61,507	60,396
Accumulated deficit	(466,289)	(495,476)
Accumulated other comprehensive income	111,278	99,515

	536,830	526,111

	$761,540	$776,494

As at June 30, 2006, there were 88,152,671 issued and outstanding common shares and 8,550,693 outstanding stock options.
(1) Restated to conform with discontinued operations reporting.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2006 Second Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 1

	Three months ended			Three months ended
	June 30, 2006			June 30, 2006
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Adjusted Non-GAAP(1)

(Unaudited)
Revenues
Net product revenue	$41.4	$—		$41.4
Net royalties	5.9	—		5.9
Contract research and development	0.3	—		0.3
Licensing and milestones	0.2	—		0.2

	47.8	—		47.8

Cost and expenses
Cost of sales	(11.6)	0.0	(a)	(11.5)
Research and development	(15.8)	0.6	(a)	(15.2)
Selling, general and administrative	(9.8)	0.3	(a)	(9.5)
Depreciation	(1.6)	—		(1.6)
Restructuring recovery	0.2	(0.2)	(b)	—

	(38.4)	0.6		(37.8)

Operating income	9.4	0.6		10.0

Investment and other income
Net foreign exchange losses	(2.1)	—		(2.1)
Interest income	5.2	—		5.2
Interest expense	(1.6)	—		(1.6)
Other gains	1.8	(1.8)	(c)	—

	3.3	(1.8)		1.5

Income from continuing operations before income taxes	12.7	(1.2)		11.5

Provision for income taxes	(4.4)	0.3	(d)	(4.1)

Income from continuing operations	8.2	(0.9)		7.4

Loss from discontinued operations, net of income taxes	(0.8)	0.1	(a)	(0.7)

Net income	$7.5	$(0.8)		$6.7

Basic net income per common share:
Continuing operations	$0.09			$0.08
Discontinued operations	(0.01)			(0.01)

Net income	$0.08			$0.08

Diluted net income per common share:
Continuing operations	$0.09			$0.08
Discontinued operations	(0.01)			(0.01)

Net income	$0.08			$0.08

Weighted average number of common shares outstanding (in millions)
Basic	88.8			88.8
Diluted	88.8			88.8
Adjustments:
(a)     Remove stock based compensation.
(b)     Remove restructuring recovery.
(c)     Remove other gains.
(d)     Remove the income tax impact of (b) and (c).
(1) The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2006 Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 2

	Six months ended			Six months ended
	June 30, 2006			June 30, 2006
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Adjusted Non-GAAP(1)

(Unaudited)
Revenues
Net product revenue	$88.2	$—		$88.2
Net royalties	8.8	—		8.8
Contract research and development	0.7	—		0.7
Licensing and milestones	0.5	—		0.5

	98.2	—		98.2

Cost and expenses
Cost of sales	(21.7)	0.0	(a)	(21.7)
Research and development	(30.1)	1.3	(a)	(28.9)
Selling, general and administrative	(17.6)	0.7	(a)	(16.9)
Depreciation	(3.1)	—		(3.1)
Restructuring recovery	0.2	(0.2)	(b)	—

	(72.4)	1.8		(70.6)

Operating income	25.9	1.8		27.6

Investment and other income
Net foreign exchange losses	(3.5)	—		(3.5)
Interest income	9.8	—		9.8
Interest expense	(3.2)	—		(3.2)
Other gains	1.8	(1.8)	(c)	—

	4.9	(1.8)		3.2

Income from continuing operations before income taxes	30.8	(0.0)		30.8

Provision for income taxes	(9.9)	0.3	(d)	(9.6)

Income from continuing operations	20.9	0.3		21.2

Loss from discontinued operations, net of income taxes	(1.3)	0.1	(a)	(1.1)

Net income	$19.6	$0.4		$20.0

Basic net income per common share:
Continuing operations	$0.23			$0.24
Discontinued operations	(0.01)			(0.01)

Net income	$0.22			$0.22

Diluted net income per common share:
Continuing operations	$0.23			$0.24
Discontinued operations	(0.01)			(0.01)

Net income	$0.22			$0.22

Weighted average number of common shares outstanding (in millions)
Basic	89.7			89.7
Diluted	89.7			89.7
Adjustments:
(a)     Remove stock based compensation.
(b)     Remove restructuring recovery.
(c)     Remove other gains.
(d)     Remove the income tax impact of (b) and (c).
(1) The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc. will hold an investor conference call to discuss the second quarter results on Thursday, July 27 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-678-0453 (North America) or 402-220-1458 (International), access code 2032745.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-Synthelabo Inc.
QLT Inc. is listed on the Nasdaq Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how the Company determines and recognizes revenue from Visudyne® and Eligard® sales is contained in the financial statements contained in the Company’s annual and periodic reports. Visudyne sales are product sales by Novartis under its agreement with QLT. Eligard sales are product sales by third parties pursuant to contractual agreements with the Company’s subsidiary, QLT USA, Inc.
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking statements include, but are not limited to: the Company’s projections of 2006 sales of Visudyne and Eligard, projections of 2006 GAAP and non-GAAP EPS and projections of 2006 SG&A expenses; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the risk that future sales of Visudyne, Eligard or the other products of the Company and its subsidiary may be less than expected (including as a result of the impact of existing competitive products), the appeal of the adverse trial decision in the ongoing TAP patent litigation against the Company’s subsidiary (QLT USA, Inc.) and the outcome of the pending patent litigation commenced by Massachusetts Eye and Ear Infirmary against the Company might be unfavorable or the litigation could be settled and could result in the payment of damages which may be substantial and have a material adverse impact on our financial condition, the legal expenses associated with the ongoing patent litigation are uncertain and may exceed current estimates resulting in an increase in our SG&A expense for 2006, the Company’s future operating results are uncertain and likely to fluctuate, currency fluctuations in primary markets might impact financial results, the uncertainty of and timing of pricing and reimbursement might limit the future sales of Visudyne, Eligard and our other products, the Company’s reliance on third-parties for the manufacture of Visudyne, Eligard and our other products, the Company’s reliance on third-parties for the continued supply of light source and light delivery devices for Visudyne therapy, the risk that the Company’s dependence on third parties to market Visudyne, Eligard and our other products, general competitive conditions within the biotechnology and drug delivery industry, general economic conditions and other factors described in detail in QLT’s Annual Information Form on Form 10 K, quarterly reports on Form 10 Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.